Exhibit 23.2

[DELOITTE LOGO]

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement No. 333-68855 of PMA Capital Corporation on Form S-8 of our report dated June 18, 2004, appearing in this Annual Report on Form 11-K of the PMA Capital Corporation 401(k) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Philadelphia, PA
June 25, 2004